DATED THIS ________ DAY OF ____________________ 2000



                                     BETWEEN


                   EVERBLOOM INTERNATIONAL TECHNOLOGY PTE LTD

                                       AND


                             P.T. INTI MEKAR SEJATI



                           SALE AND PURCHASE AGREEMENT

THIS AGREEMENT for the Sale and Purchase of Shiitake Mushrooms is made on the ______day of _____________ 2000.

BETWEEN

(1) EVERBLOOM INTERNATIONAL TECHNOLOGY PTE LTD, a company incorporated in Singapore and having its registered office at 12 Science Park Drive, #04-01 The Mendel, Singapore Science Park 1, Singapore 118225 ("Everbloom"); and

(2) P.T. INTO MEKAR SEJATI, a company incorporated in Indonesia and having its registered office at Jln Pasar Pagi, No. 16 Jakarta, Indonesia ("PTIMS").

WHEREAS

(A) Everbloom is the licensor, and PTIMS is the licensee in Indonesia, of certain mushroom technology developed and owned by Everbloom and PTIMS operates a Mushroom Farm at Pacet, Java.

(B) Everbloom is desirous of assisting in the upgrading of the facilities at the mushroom farm of PTIMS to its maximum capacity.

(C) PTIMS is desirous of selling to Everbloom exclusively all the mushrooms not sold locally.

NOW IT IS HEREBY AGREED as follows:

1.       DURATION OF AGREEMENT
         This Agreement shall commence on 1st September 2000 and will be for a period 3 years and may be renewed subsequently every 3 years by mutual agreement.


2.       LOG PRODUCTION
         PTIMS shall undertake with immediate effect to produce logs to fill up 4 growing houses per month and will do its utmost to keep the operational costs to the minimum without compromising the standards required to achieve high yield and good quality mushrooms.

3.       SELLING PRICE
         The selling price for the mushrooms are as per Schedule A and will be subjected for review every 12 months by mutual agreement.

4.            ADVANCE PAYMENT
(a) Everbloom will advance S$30,000 per month to PTIMS for the purchase of mushrooms at the beginning of each month to assist in the log production as per Schedule B. Detailed accounts of the operational costs are to be faxed to Everbloom at the end of each month.

(b) Another S$10,000 can be advanced per month to assist in the additional repairs and upgrading required as per Schedule C. Any such expenditure required must be approved in advance by Everbloom before any such advance is given.

(c) All advances will bear interest at the rate of 7.5% per annum and all advances plus interest will be used to offset against the sale of mushrooms by PTIMS to Everbloom.

(d) PTIMS will undertake to prudently expend the advances either for operational costs or repairs and will not utilise such advances other than for such stated purposes.

5.       MUSHROOM YIELD
         PTIMS will produce the minimum yield as per the attached Schedule D so that it can ay least achieve the repayment volume forecasted and that a new forecast for the next 12 months is to be submitted to Everbloom at the beginning of every month. If necessary the volume between local and Everbloom will be decided by mutual agreement form time to time.

6.       EXCLUSIVE OVERSEAS SALES
         PTIMS will sell all the mushrooms not sold locally exclusively to Everbloom and will refer all overseas clients and contacts to Everbloom for Everbloom to deal with them with immediate effect.

7.       RIGHT OF FIRST REFUSAL
         PTIMS hereby undertake to offer the right of first refusal to Everbloom in the event that PTIMS intends to sell the mushroom farm or the Company either in whole or in part to any third party. This right notwithstanding Everbloom may make a proposal to purchase or invest at any time which is to be negotiated and agreed upon by mutual agreement. In the event that such a sale or investment tales place the balance amount of advances given plus interest can be used as part of the purchase or investment consideration.

8.       BREACH OR FAILURE
         In the event of any breach of agreement or failure to perform by PTIMS, Everbloom reserves the rights to withhold any further advances until such breach or failure is rectified. In the event that such breach or failure is not rectified within 30 days Everbloom reserves the right to terminate this agreement with immediate effect while reserving all its rights under this agreement and that PTIMS shall be required to refund immediately all advances and interest and be liable for any related costs or liabilities arising thereof.

9.       AMENDMENTS
         No amendment of this Agreement shall be effective for any purpose whatsoever if not agreed upon in writing by mutual agreement.

10.      ROYALTIES
         Everbloom agrees to withhold the collection of royalties from PTIMS until such time as all the advances and interest have been offsettted against the sale of mushrooms. Such offsetting in future will however be on a staggered basis by mutual agreement. PTIMS will nevertheless report the sale each month for royalty calculation and will provide immediately data of prior years as well for an accurate calculation of royalties for prior years.

11.      GOVERNING LAW
         This Agreement is governed by and shall be construed in accordance with the laws of Singapore. Each party hereto submits to the jurisdiction of the Singapore Courts but this agreement may be enforced in any court of competent jurisdiction.

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

Signed By                            )
For and On Behalf Of                 )
EVERBLOOM INTERNATIONALTECHNOLOGY    )
PTE LTD                              )
in the presence of :-                )


Signed By                            )
For and On Behalf Of                 )
P.T. INTI MEKAR SEJATI               )
in the presence of :-                )

                                                                SCHEDULE A

Selling Prices of Shiitake Mushrooms Between PTIMS and Everbloom
(combined basis)

For Shipment Ex Jakarta (FOB Prices)
Up to 5 tons per month              - For Medium/ Large         S$4.20 per kg
                                    - For Small/ Baby Small     S$3.20 per kg

Up to 10 tons per month             - For Medium/ Large         S$3.99 per kg
(5% discount)                       - For Small/ Baby Small     S$3.04 per kg

Up to 15 tons per month             - For Medium/ Large         S$3.78 per kg
(10% discount)                      - For Small/ Baby Small     S$2.88 per kg

More than 15 tons per month         - For Medium/ Large         S$3.57 per kg
(15% discount)                      - For Small/ Baby Small     S$2.72 per kg

For shipment to Surabaya (CaF Prices)
Up to 5 tons per months             - For Medium/ Large         S$3.75 per kg
                                    - For Small/ Baby Small     S$3.50 per kg

Up to 10 tons per month             - For Medium/ Large         S$3.56 per kg
(5% discount)                       - For Small/ Baby Small     S$3.32 per kg

Up to 15 tons per month             - For Medium/ Large         S$3.38 per kg
(10% discount)                      - For Small/ Baby Small     S$3.15 per kg

More than 15 tons per month         - For Medium/ Large         S$3.18 per kg
(15% discount)                      - For Small/ Baby Small     S$2.98 per kg


Note: In the event that the discounted volume is achieved sometime during the month then PTIMS will issue credit notes for those invoices previously issued.